Exhibit 5.1 Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811 AUSTIN BEIJING BOSTON BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE May 6, 2022 Lumentum Holdings Inc. 1001 Ridder Park Drive San Jose, California 95131 Re: Registration Statement on Form S-8 Ladies and Gentlemen: We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Lumentum Holdings Inc. (the “Company”), a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 shares of common stock, par value $0.001 per share, that may be issued pursuant to the Company’s 2015 Equity Incentive Plan, as amended and restated (which plan is referred to herein as the “2015 Plan” and which shares of common stock are referred to herein as the “Shares”). On the basis of the foregoing, and in reliance thereon, we are of the opinion that, when issued and sold in compliance with the prospectus delivery requirements and in the manner referred to in the 2015 Plan and pursuant to the agreements that accompany the 2015 Plan, the Shares will be legally and validly issued, fully paid, and nonassessable. We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. Very truly yours, WILSON SONSINI GOODRICH & ROSATI Professional Corporation DocuSign Envelope ID: D9AAC7D0-46DE-4D7C-847C-307358D07573